UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)


                  Leggett & Platt, Incorporated
     (Exact name of registrant as specified in its charter)

Missouri                                1-7845              44-0324630
(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)               File Number)          Identification No.)

       No. 1 Leggett Road, Carthage, MO             64836
      (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code   (417) 358-8131


 (Former name or former address, if changed since last report.)

 Item 5.  Other Events

     Leggett & Platt, Incorporated (the "Company") has signed an agreement to acquire Pace Holdings, Inc. together with its operating subsidiary Pace Industries, Inc. ("Pace"). Pace, headquartered in Fayetteville, Arkansas, is a manufacturer of a broad range of engineered aluminum die cast components with 1995 sales of about $200 million. To acquire Pace, Leggett expects to issue approximately 5.2 million shares of this Company's common stock, $.01 par value. In addition, Pace is expected to have outstanding debt of approximately $200 million at closing. The closing of the acquisition is expected later this month.

     Current estimates of earnings indicate that in 1997, the acquisition should enhance Leggett's earnings by about $.10 per share. Pace is presently projected to enhance the Company's 1996 earnings per share by $.03, before $.38 in non-recurring changes and one-time expenses of the acquisition. Leggett's long-term debt to total capitalization ratio will increase to approximately 31 percent following the acquisition.

Item 7.  Financial Statements and Exhibits

     Not applicable.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Leggett & Platt, Incorporated
                                            (Registrant)

Date   May 6, 1996                 /s/ Michael A. Glauber
                                   Senior Vice President
                                            (Signature)

                         EXHIBIT INDEX

                    No Exhibits are required.